Exhibit 3.3

SOSID: 556771
	LIMITED LIABILITY COMPANY	Date Filed: 7/11/2000 4:46 PM
	ARTICLES OF ORGANIZATION	Elaine F. Marshall
North Carolina Secretary of State
20 192 9041	OF

BRPP, LLC

Pursuant to §57C-2-20 and 57C-2-21 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.                                       The name of the limited liability company is BRPP, LLC.

2.                                       The latest date on which the limited liability company is to dissolve is December 31, 2070.

3.                                       The name and address of each organizer executing these Articles of Organization is as follows:

John S. Stevens

One West Pack Square #900

Asheville, NC 28801

4.                                       The street address and county of the initial registered office of the limited liability company is:

One West Pack Square #1100

Asheville, NC 28801

Buncombe County

5.                                       The mailing address if different from the street address of the initial registered office is:

N/A

6.                                       The name of the initial registered agent at such initial registered office is Richard Lozyniak.

7.                                       Check one of the following:

☒   (i)                                        Member-managed LLC: all of the members by virtue of their status as members shall be managers of this limited liability company.

☐   (ii)                                     Manager-managed LLC: except as provided by N.C.G.S. §57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

8.                                       Any other provisions which the limited liability company elects to include are attached.

9.                                       These Articles of Organization shall be effective at the time of filing on the date it is filed by the Secretary of State.

THIS the 7 day of July, 2000.

/s/ John S. Stevens
John S. Stevens
ORGANIZER